UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 4

TO

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

K2 DESIGN & STRATEGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	7372	46-4849396
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

9654 W. 131st Street, #202

Palos Park, IL 60464

Telephone: (800) 501-2057

George.Pell@K2-DS.com

(Address, including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

Agent for Service:

Business Filings Incorporated

K2 DESIGN & STRATEGY, INC.

108 West 13th Street

Wilmington, DE 19801

Telephone: (800) 981-7183

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be registered	Proposed Maximum Offering Price per share [1]	Proposed Maximum Aggregate Offering Price [1]	Amount of Registration Fee
Shares of common stock ($0.001 par value), to be registered by issuer	10,000,000 shares	$7.00	$70,000,000	$9,016
Total	-	-	$70,000,000

[1] Estimated in accordance with Rule 457(o) solely for the purpose of calculating the registration fee based on a bona fide estimate of the maximum offering price.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

Dated August 6, 2014

Prospectus

K2 DESIGN & STRATEGY, INC.

10,000,000 shares of common stock

K2 DESIGN & STRATEGY, INC. (“K2”) is offering up to 10,000,000 shares of common stock on a self-underwritten basis. The offering price is $7.00 per share. K2 intends to offer up to a maximum of 10,000,000 shares through its officers and directors to investors. There will be no underwriter or broker/dealer involved in the transaction and there will be no commissions paid to any individuals from the proceeds of this sale.

The offering by K2 is the initial public filing of K2’s shares of common stock and is being conducted on a best efforts basis. There is no minimum number of shares required to be sold by K2. All proceeds from the sale of these shares will be delivered directly to K2 and will not be deposited in any escrow account. If the entire 10,000,000 shares of common stock are sold, K2 will receive gross proceeds up to $70,000,000 before expenses of approximately $50,000. Because sales of the securities in the offering are not assured, the proceeds from the offering may not be sufficient to cover our estimated offering expenses. K2 plans to complete or terminate this offering by December 31, 2014. No assurance can be given on the number of shares K2 will sell or even if K2 will be able to sell any shares.

We are considered a "shell company," as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, and are subject to additional regulatory requirements as a result, including, but not limited to, the inability of our shareholders to sell our shares in reliance on Rule 144 promulgated pursuant to the Securities Act of 1933, as well as our inability to register our securities on Form S-8 (an abbreviated registration process).  This is our initial public offering, and no public market currently exists for our Shares. The securities being registered in this offering may not be liquid since they are not listed on any exchange or quoted in the OTC Bulletin Board, and a market for these securities may not develop. The offering price may not reflect the market price of our Shares after the offering. There is no minimum purchase requirement for prospective stockholders.

The Company is a development stage company that intends to operate as an advanced analytics software and services company. To date, the Company’s activities have been limited to its formation and the raising of equity capital. As of the effective date of this prospectus K2 has not conducted any business operations nor generated any revenues.

K2’s shares of common stock are not quoted on any national securities exchange.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”) and, as such, will be subject to reduced public company reporting requirements.

This investment involves a high degree of risk. See “Risk Factors” beginning on page 5 for a discussion of certain risk factors and uncertainties you should carefully consider before making a decision to purchase any shares of K2’s common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this prospectus. K2 has not authorized anyone to provide you with information different from that contained in this prospectus. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. K2’s business, financial condition, results of operations and prospects may have changed since that date.

Prospectus Summary

The following summary is a shortened version of more detailed information, exhibits and financial statements appearing elsewhere in this prospectus. Prospective investors are urged to read this prospectus in its entirety.

To date, K2 has not conducted any business operations nor generated any revenues.

K2 Design & Strategy, Inc. (the “Company”) was incorporated in the State of Delaware on February 14, 2014. The Company is a development stage company that intends to operate as an advanced analytics software and services company. To date, the Company’s activities have been limited to its formation and the raising of equity capital.

K2 plans to use the proceeds it raises from its offering to develop its business and products, establish relationships, hire and train personnel, market its business, and sell its products. K2 will not receive the entire $70,000,000 in gross proceeds unless the maximum number of shares is sold. Rather, after expenses of approximately $50,000, K2 will receive $6,950,000 if 10% of the total offering is sold, $17,450,000 if 25% of the total offering is sold, $52,450,000 if 75% of the total offering is sold, and $69,950,000 if 100% of the total offering is sold.

K2 has no revenues, has achieved losses since inception, has no operations, has been issued a going concern opinion by its auditor and relies upon the sale of its shares of common stock to fund its operations.

We are not a “blank check” company, as that term is defined in Section 7(b)(3) of the Securities Act of 1933, as amended. K2 has a specific business plan and has no present plans to be acquired or to merge with another company, nor do we, nor any of our shareholders, have plans to enter into a change of control or similar transaction.

We are seeking to become a reporting issuer under the Securities Exchange Act of 1934, as amended, because we believe that this will provide us with greater access to capital, that we will become better known, and be able to obtain financing more easily in the future if investor interest in our business grows enough to sustain a secondary trading market in our securities. Additionally, we believe that being a reporting issuer increases our credibility and that we may be able to attract and retain more highly qualified personnel once we are not a shell company by potentially offering stock options, bonuses, or other incentives with a known market value.

The Offering

The following is a brief summary of this offering.

Securities being offered to new and current investors:	Up to a maximum of 10,000,000 shares of common stock with no minimum purchase.

Offering price:	$7.00
Offering period:	The shares are being offered until December 31, 2014.
Net proceeds and use:

Net proceeds if 10% of the total offering is sold: $6,950,000 ($7,000,000 less estimated offering costs of $50,000). With a minimum subscription rate of 10% K2 plans on the following:

Activities for months 1 through 6: Selection of locations and facilities for K2’s plan of operation, including office locations and software development center. Design, architect, and develop each facility to accommodate operational requirements for each office location.

Activities for months 1 through 9: Recruitment and selection of engineers, programmers, designers, developers, operations, support, sales, marketing, leadership, and human resources specialists. On boarding process including human resource requirements, technology requirements, training needs, organizational requirements, and logistics.

Designing, architecting, procuring, and building of corporate information technology infrastructure. Designing, architecting, procuring, and building of systems required for product development. Procuring and deploying employee technologies such as laptops, software, and communications systems.

Activities for months 1 through 12: Design and development of website, branding strategy, marketing materials, strategic media, and strategic communications plan. Initiate business development, marketing, and sales plan. Initiate planning with prospective development partners and prospective future services partners. Launch K2’s consulting practices for custom digital intelligence and custom digital experience solutions. Launch K2’s executive consulting practice specializing in optimal business performance.

Activities for all of months 3 through 12: Design, architect, and begin development of first major release of digital intelligence software product. Prototype and beta test first major release of digital intelligence software product.

The activities listed above per a minimum subscription rate of 10% are estimated to begin generating revenue within 3 to 6 months of K2’s commencement of operations. These activities are expected to streamline the design, strategy, and development of K2’s planned digital intelligence software, and digital experience solutions.

Net proceeds if 25% of the total offering is sold: $17,450,000 ($17,500,000 less estimated offering costs of $50,000). With a minimum subscription rate of 25% K2 plans on the following in addition to activities listed above: Activities for months 1 through 9: Design and build K2’s executive briefing and digital experience design center. Utilize executive briefing and digital experience design center to facilitate and accelerate all prospective major practice areas; custom digital intelligence solutions, custom digital experience solutions, and prototypes of planned digital intelligence software.

The activities listed above per a minimum subscription rate of 25% are estimated to begin generating revenue within 6 to 9 months of commencement of operations. These activities are expected to inform and streamline the design, strategy, and development of K2’s planned digital intelligence software, and digital experience solutions.

Net proceeds if 50 % of the total offering is sold: $34,950,000 ($35,000,000, less estimated offering costs of $50,000). With a minimum subscription rate of 50% K2 plans on the following in addition to activities listed above: Activities for months 6 through 12: Launch K2’s digital innovation practice, specializing in individual consumer technologies based on digital intelligence, digital experience, and optimal performance for high stakes individuals. Build digital innovation lab, specializing in individual consumer technologies based on digital intelligence, digital experience, and optimal performance for high stakes individuals.

The activities listed above per a minimum subscription rate of 50% are estimated to begin generating revenue within 12 to 15 months of commencement of operations. These activities are expected to inform and streamline the design, strategy, and development of K2’s planned digital intelligence software, and digital experience solutions.

Net proceeds if 100% of offering is sold: Up to a maximum of $69,950,000 ($70,000,000, less estimated offering costs of $50,000). With a subscription rate of 100%, K2 plans on the following in addition to activities listed above:

With a subscription rate of 100%, K2 plans to accelerate its time to market by accelerating its plan for recruiting and on boarding talent for its digital intelligence software and digital experience solutions teams.

Summary Financial Information

The tables and information below are derived from K2’s audited financial statements from inception (February 14, 2014) to February 28, 2014.

ASSETS

CURRENT ASSETS:
Cash	$41,200
Prepaid expenses	15,000
Deferred loan fees, net of accumulated amortization of $220	9,780
TOTAL CURRENT ASSETS	65,980

TOTAL ASSETS	$65,980

LIABILITIES AND STOCKHOLDER’S EQUITY

LIABILITIES:
Due to officer	$525
Promissory note payable	70,000
Accrued interest	169
Accrued expenses	877
TOTAL LIABILITIES	71,571

STOCKHOLDER’S DEFICIENCY:
Preferred stock, $0.0001 par value,
10,000,000 shares authorized
0 shares issued and outstanding	—
Common stock, $0.0001 par value,
100,000,000 shares authorized
2,000,000 shares issued and outstanding	200
Deficit accumulated during development stage	(5,791)
TOTAL STOCKHOLDER’S DEFICIENCY	(5,591)

TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIENCY	$65,980

NET LOSS	$(5,791)

Risk Factors

An investment in the common stock of K2 involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating K2 and its business before purchasing shares of K2‘s common stock. K2’s business, operating results and financial condition could be seriously harmed due to any of the following known material risks. Additional risk factors not presently known to K2 may also impair its business operations. You could lose all or part of your investment due to any of these risks.

Risks associated with K2’s business:

1. Because K2 has only recently commenced business operations, K2 faces a high risk of business failure and this could result in a total loss of your investment.

K2 has recently begun the initial phases of its plan of operations, and thus has no way to evaluate the likelihood whether K2 will be able to operate its business successfully. K2 was incorporated on February 14, 2014 and to date has been involved primarily in organizational activities, obtaining financing and market research. K2 has not earned any revenues and K2 has never achieved profitability as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in the light of problems, expenses, difficulties, complications and delays encountered in connection with the start-up of a new company. These potential problems include, but are not limited to, unanticipated problems relating to start-up and additional costs and expenses that may exceed current estimates. K2 has no history upon which to base any assumption as to the likelihood that its business will prove successful, and K2 can provide no assurance to investors that K2 will generate any operating revenues or ever achieve profitable operations. If K2 is unsuccessful in addressing these risks its business will likely fail and you will lose your entire investment in this offering.

2. K2 does not have sufficient funds to complete each phase of its proposed plan of operation or for its annual administrative costs, and as a result may have to suspend operations.

Each of the phases of K2’s plan of operation is limited and restricted by the amount of working capital that K2 has and is able to raise from financings and generate from business operations. K2 currently does not have sufficient funds to complete each phase of its proposed plan of operation or to satisfy its cash requirements for the next 12 months. Management anticipates that K2 will require a minimum of $1,500,000 of working capital to conduct its proposed business operations for the next 12 months. As of February 28, 2014, K2 had $41,200 in cash. Without additional funding, management expects that K2 will only be able to conduct its plan of operations for the next two months using its currently available working capital. As a result, K2 may have to suspend or cease its operations on one or more phases of its proposed plan of operation.

Until K2 is able to generate any consistent and significant revenue it will be required to raise the required funds by way of equity or debt financing. K2 intends to finance its plan of operation initially with equity financing, private loans, if required, and then with revenues generated from its business operations. Currently, K2 does not have any loan arrangement or binding commitment with its directors and officers for funding. Also, even if K2 raises the maximum amount of funds under the Offering it will still need to raise additional funds other than the proceeds of the Offering to pay for its annual administrative costs. If K2 cannot raise the funds necessary to proceed it may have to suspend operations until it has sufficient capital.

3. K2’s auditors have expressed substantial doubt about K2’s ability to continue as a going concern.

The accompanying financial statements have been prepared assuming that K2 will continue as a going concern. As discussed in Note 2 to the financial statements, K2 was recently incorporated on February 14, 2014, and does not have a history of earnings, and as a result, K2’s auditor has expressed substantial doubt about the ability of K2 to continue as a going concern. Continued operations are dependent on K2’s ability to complete equity or debt financings or generate profitable operations. Such financings may not be available or may not be available on reasonable terms. K2’s financial statements do not include any adjustments that may result from the outcome of this uncertainty.

4. Because K2 has only recently commenced business operations, K2 expects to incur operating losses for the foreseeable future.

K2 has never earned any revenue and K2 has never been profitable. Prior to completing its plan of operations, K2 may incur increased operating expenses without realizing any revenues from its business operation. This could cause K2 to fail in its business operations and you will lose your entire investment in this offering.

5. K2 may not generate any revenues until it develops and sells its products and services.

Until K2 completes its plan of operation, including the development of its products and services, the identification of viable target markets with potential clients, and the marketing of its business, K2 will not be able to sell its products and services to clients. If K2 is unable to complete its plan of operation and become a revenue generating entity, K2’s financial results could be adversely affected.

6. K2 may not meet its hiring and onboarding goals. For example, we plan to hire new employees at a rapid pace, particularly in our sales and engineering groups.

We plan to hire employees at a rapid pace, particularly in our sales and engineering groups. If we cannot adequately train employees, including our sales force, our initial sales may be delayed or our customers may lose confidence in the knowledge and capability of our employees. We must successfully manage our growth to achieve our objectives.

Our ability to effectively manage any significant growth of our business will depend on a number of factors, including our ability to do the following:

•	effectively recruit, integrate, train and motivate a large number of employees, including our sales force, while developing the beneficial aspects of our corporate culture and effectively executing our business plan;

•	attracting customers

•	successfully introducing new products and enhancements;

•	continue to improve our operational, financial and management controls;

•	make sound business decisions in light of the scrutiny associated with operating as a public company.

These activities will require significant capital expenditures and allocation of valuable management and employee resources, and our growth will continue to place significant demands on our management operational, and financial infrastructure.

Our future financial performance and our ability to execute on our business plan will depend, in part, on our ability to effectively manage any growth. There are no guarantees we will be able to do so in an efficient or timely manner, or at all. In particular, any failure to successfully implement systems enhancements and improvements will likely negatively impact our ability to manage our expected growth, ensure uninterrupted operation of key business systems and comply with the rules and regulations that are applicable to public reporting companies. Moreover, if we do not effectively manage the growth of our business and operations, the quality of our products could suffer, which could negatively affect our brand, results of operations, and overall business.

7. K2’s success will depend, in part, on the quality and results of the products it develops, sells and delivers to future customers.

K2’s success depends, in part, on the quality and results of the products it develops, sells and delivers to its future customers. If they otherwise fail to meet K2’s future customers’ standards, K2’s relationship with its potential customers could suffer, K2 could lose market share, and K2 could become subject to liability claims, any of which could result in a material adverse effect on K2’s business, results of operations, and financial condition.

8. We expect to face intense competition, and we may not be able to compete effectively, which could reduce demand for our products and adversely affect our business, growth, revenues and market share.

The market for our products is intensely and increasingly competitive and subject to rapidly changing technology and evolving standards. In addition, we anticipate facing a barrier of entry to market posed by other emerging advanced analytics companies such as Digital Reasoning, Datameer, and Recorded Future.

In addition, we may compete with open source initiatives and custom development efforts. We expect competition to increase as other established and emerging companies enter the advanced analytics software market, as consumer requirements evolve and as new products and technologies are introduced. We expect this to be particularly true with respect to our cloud-based initiatives as we and our competitors seek to provide advanced analytics products based on a SaaS platform. This is a relatively new and evolving area of advanced analytics solutions, and we anticipate competition to increase based on customer demand for these types of products.

Many of our potential competitors, particularly the software companies named above, have longer operating histories, significantly greater financial, technical, marketing, distribution, professional services and sales or other resources and greater name recognition than we do may have. In addition, many of our potential competitors have strong relationships with current and potential customers and extensive knowledge of the advanced analytics industry. As a result, they may be able to respond more quickly to new or emerging technologies and changes in customer requirements, for example by offering a software-as-a-service, or SaaS, based product that competes with our on-premise products or devoting greater resources to the development, promotion and sale of their products than we do may have. Moreover, many of these potential competitors are bundling their analytics products into larger deals or maintenance renewals, often at significant discounts. Increased competition may lead to price cuts, alternative pricing structures or the introduction of products available for free or a nominal price, fewer customer orders, reduced gross margins, longer sales cycles and loss of market share. We may not be able to compete successfully against current and future competitors, and our business, results of operations and financial condition will be harmed if we fail to meet these competitive pressures.

Our ability to compete successfully in our market depends on a number of factors, both within and outside of our control. Some of these factors include ease and speed of product deployment and use, discovery and visualization capabilities, analytical and statistical capabilities, performance and scalability, the quality and reliability of our customer service and support, total cost of ownership, return on investment and brand recognition. Any failure by us to compete successfully in any one of these or other areas may reduce the opportunities to sell our products, as well as adversely affect our business, results of operations and financial condition.

Moreover, current and future competitors may also make strategic acquisitions or establish cooperative relationships among themselves or with others. By doing so, these competitors may increase their ability to meet the needs of our potential customers. In addition, our prospective indirect sales channel partners may establish cooperative relationships with our future competitors. These relationships may limit our ability to sell or certify our products through specific distributors, technology providers, database companies and distribution channels and allow our competitors to rapidly gain significant market share. These developments could limit our ability to obtain revenues future customers. If we are unable to compete successfully against current and future competitors, our business, results of operations and financial condition would be harmed.

9. Our success is highly dependent on our ability to penetrate the existing market for business analytics software as well as the growth and expansion of that market.

Although the overall market for business analytics software is well-established, the market for advanced analytics software like ours is relatively new, and rapidly evolving. Our future success will depend in large part on our ability to penetrate the existing market for business analytics software, as well as the continued growth and expansion of what we believe to be an emerging market for advanced analytics. It is difficult to predict future customer adoption and renewal rates, new customer demand for our products, the size, growth rate and expansion of these markets, the entry of competitive products or the success of existing competitive products. Our ability to penetrate the existing market and any expansion of the emerging market depends on a number of factors, including the cost, performance and perceived value associated with our products, as well as potential customers’ willingness to adopt a different approach to data analysis. Furthermore, many potential customers have made significant investments in legacy business analytics software systems and may be unwilling to invest in new software. If we are unable to penetrate the existing market for business analytics software, the emerging market for self-service analytics solutions fails to grow or expand, or either of these markets decreases in size, our business, results of operations and financial condition would be adversely affected.

10. If we are unable to attract customers and generate sales, both domestically and internationally, our growth could be slower than we expect and our business may be harmed.

Our growth depends upon developing a customer base. Our ability to achieve significant growth in revenues in the future will depend, in large part, upon the effectiveness of our marketing efforts, both domestically and internationally, and our ability to attract customers. This may be particularly challenging where an organization has already invested substantial personnel and financial resources to integrate traditional business intelligence products into its business, as such organization may be reluctant or unwilling to invest in a new product. If we fail to attract customers and maintain and expand those customer relationships, our revenues will grow more slowly than expected and our business will be harmed.

11. Until K2 is required to report on the effectiveness of its internal control over financial reporting and conducts such an evaluation any undiscovered material weaknesses or significant deficiencies with K2’s internal control could pose a risk of errors in its financial statements.

K2 has not yet conducted an evaluation of its internal control over financial reporting. Additionally, as long as K2 qualifies as a smaller reporting company it will not be required to provide an attestation report from its registered public accounting firm regarding the effectiveness of K2’s internal control over financial reporting.

As a result, until K2 conducts an evaluation of its internal control over financial reporting there exists an additional risk that other errors in K2’s financial statements or related disclosure could arise as a result of not yet discovered material weaknesses or evidence of significant deficiencies in K2’s internal control. If other errors do arise during the evaluation and testing process, or if K2 identifies one or more material weaknesses in its internal control over financial reporting, K2 will be unable to assert that its internal controls are effective. As a result, K2 may not be able to produce reliable financial reports, which could result in the loss of investor confidence in the reliability of its financial statements, which in turn could negatively impact its business.

12. If our products do not achieve sufficient market acceptance, our results of operations and goal of competitive position will suffer.

We will spend substantial amounts of time and money to research and develop products. When we develop a product we will incur expenses and expend resources upfront to market, promote, and sell the product. Therefore, when we develop and introduce products, they must achieve high levels of market acceptance in order to justify the amount of our investment in developing and bringing them to market.

Further, once products are developed, we may make changes to our products that our future customers do not find useful. We may also discontinue certain features, begin to charge certain features that were initially free or increase fees for any of our features or usage of our software. We may also face unexpected problems or challenges in connection with future product or feature introductions.

Our future products or future product enhancements could fail to attain sufficient market acceptance for many reasons, including:

•	failure to predict market demand accurately in terms of functionality and capability or to supply product that meets this demand in a timely fashion;

•	inability to operate effectively with the technologies, systems or applications of our potential customers;

•	defects, errors or failures;

•	negative publicity about their performance or effectiveness;

•	the introduction or anticipated introduction of competing products by our competitors;

•	an ineffective sales force;

•	poor business conditions for our end-customers, causing them to delay purchases; and

In addition, because our products will be designed to operate on and with a variety of systems, we will need to continuously modify and enhance our products to keep pace with changes in technology. We may not be successful in either developing these modifications and enhancements or in bringing them to market in a timely fashion.

If our future products or future enhancements and changes do not achieve adequate acceptance in the market, our goal of competitive position will be impaired, and our potential revenues could decline. The adverse effect on our results of operations may be particularly acute because of the significant research, development, marketing, sales and other expenses we will have incurred in connection with software or future enhancements.

13. We are dependent on the continued services and performance of our senior management and other key advisors, the loss of any of whom could adversely affect our business.

Our future success depends in large part on the continued contributions of our senior management and other key advisors. In particular, the leadership of senior management is critical to the successful management of our company, the development of our products, and our strategic direction. We will not maintain “key person” insurance for any member of our senior management team or any of our other key advisors. Our senior management and key personnel will all be employed on an at-will basis, which means that they could terminate their employment with us at any time, for any reason and without notice. The loss of any of our key management personnel could significantly delay or prevent the achievement of our development and strategic objectives and adversely affect our business.

14. If K2 is unable to attract key personnel necessary for the implementation of its business operations, K2’s plan of operation may be negatively impacted.

K2’s future success depends largely upon the continued service of its sole director and officer and other key advisors. K2’s success also depends on its ability to attract, retain and motivate qualified personnel. Key personnel will represent a significant asset, and the competition for hiring and retaining these personnel is intense. K2 may have particular difficulty attracting and retaining key personnel in initial phases of its plan of operation. The loss of one or more of its key advisors or its inability to attract, retain and motivate qualified personnel could negatively impact K2’s ability to complete its plan of operation.

15. Economic uncertainties or downturns could materially adversely affect our business.

Current or future economic uncertainties or downturns could adversely affect our business and results of operations. Negative conditions in the general economy both in the United States and abroad, including conditions resulting from changes in gross domestic product growth, the continued sovereign debt crisis, financial and credit market fluctuations, political deadlock, natural catastrophes, warfare and terrorist attacks on the United States, Europe, the Asia Pacific region or elsewhere, could cause a decrease in business investments, including corporate spending on business analytics software in general and negatively affect the rate of growth of our business.

General worldwide economic conditions have experienced a significant downturn and continue to remain unstable. These conditions make it extremely difficult for future customers and K2 to forecast and plan future business activities accurately, and they could cause future customers to reevaluate their decisions to purchase our products, which could delay and lengthen our sales cycles or result in cancellations of planned purchases. Furthermore, during challenging economic times potential customers may tighten their budgets and face issues in gaining timely access to sufficient credit, which could result in an impairment of their ability to make timely payments to us. In turn, we may be required to increase our allowance for doubtful accounts, which would adversely affect our financial results.

We cannot predict the timing, strength or duration of any economic slowdown, instability or recovery, generally or within any particular industry. If the economic conditions of the general economy or industries in which we intend to operate do not improve, or worsen from present levels, our business, results of operations, financial condition and cash flows could be adversely affected.

16. K2 is not a reporting company with the United States Securities and Exchange Commission and has a limited reporting status as a Section 15(d) issuer.

K2 is not a reporting company with the United States Securities and Exchange Commission (the “SEC”), K2 will not be required to file quarterly, annual, and other reports with the SEC. K2 will be a reporting company under Section 15(d) once this registration is effective, but will only be obliged to report to the SEC for one year. It is the intention of management to continue reporting with the SEC prior to the end of that year as K2 will be required to be a reporting company with the SEC in order to apply to have its common stock quoted on the OTC Bulletin Board. Also, if K2’s common shares are held of record by 300 persons or more K2 will continue to have a duty file under Section 15(d). Until then, K2 will not be required to file reports with the SEC and, as a result, shareholders and the public will not have access to current information on K2.

17. There will be a substantial increase in administrative costs when K2 becomes a reporting company with the United States Securities and Exchange Commission, which could negatively impact the business operations of K2.

When K2 becomes a reporting company with the SEC it will be required to file quarterly, annual, beneficial ownership and other reports with the SEC, which will substantially increase K2’s administrative costs. Management anticipates spending annually approximately $12,000 for the preparation and audit of its financial statements. Also, management anticipates spending approximately $20,000 to pay for three quarterly filings, one annual filing, a 424B4 final prospectus filing, and a Form 8-A filing when the S-1 is “effective” in order to complete registration of K2’s common stock. If there is insufficient working capital to pay for these additional costs K2’s business operations could be negatively impacted.

18. K2 is an “emerging growth company”, and cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make its shares of common stock less attractive to investors.

K2 is and will remain an “emerging growth company” until the earliest to occur of (a) the last day of the fiscal year during which its total annual revenues equal or exceed $1 billion (subject to adjustment for inflation), (b) the last day of the fiscal year following the fifth anniversary of its initial public offering, (c) the date on which K2 has, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or (d) the date on which K2 is deemed a “large accelerated filer” (with at least $700 million in public float) under the Securities and Exchange Act of 1934 (the “Exchange Act”). For so long as K2 remains an “emerging growth company” as defined in the JOBS Act, it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” as described in further detail in the risk factors below. K2 cannot predict if investors will find its shares of common stock less attractive because K2 will rely on some or all of these exemptions. If some investors find K2’s shares of common stock less attractive as a result, there may be a less active trading market for its shares of common stock and its stock price may be more volatile. If K2 avails itself of certain exemptions from various reporting requirements, its reduced disclosure may make it more difficult for investors and securities analysts to evaluate K2 and may result in less investor confidence.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. K2 meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things.

-	be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-	be exempt from the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd–Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

-	be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Exchange Act and instead provide a reduced level of disclosure concerning executive compensation; and

-	be exempt from any rules that may be adopted by the PCAOB requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, K2 is choosing to “opt out” of such extended transition period, and as a result, K2 will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that its decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Notwithstanding the above, K2 is also currently a “smaller reporting company”, meaning that it is not an investment company, an asset-backed issuer, nor a majority-owned subsidiary of a parent company that is not a smaller reporting company, and has a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. Some of the reduced disclosure and other requirements available to K2 as a result of the JOBS Act may continue to be available to K2 after it is no longer considered an “emerging growth company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. Decreased disclosures in its SEC filings due to its status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze K2’s results of operations and financial prospects.

19. This offering is on a best efforts basis with no minimum amount required to be raised and as a result K2 can accept your investment funds at any time without any other investment funds being raised and may not raise sufficient funds to pay for the offering.

There is no minimum amount required to be raised before K2 can accept your investment funds. As the offering is based on a best effort with no stated minimum and, as a result, investment funds will not be placed in an escrow account pending the attainment of a minimum amount of proceeds. Also, K2 may not sell enough shares of common stock in its offering to pay the expenses associated with its offering. Once your investment funds have been accepted by K2, there will be no obligation to return your investment funds even though no other investment funds are raised and there may be insufficient funds raised through the best efforts offering to cover the expenses associated with the offering. The lack of sufficient funds to pay expenses and for working capital will negatively impact K2’s ability to implement and complete its plan of operation.

20. Subscribers to this offering will suffer immediate and substantial dilution.

Subscribers of the shares of common stock offered will suffer immediate and substantial dilution. As a result, you will pay a price per share that substantially exceeds the value of K2’s assets after subtracting its liabilities. If all shares of the offering are subscribed for, the subscribers will contribute 100% of all subscription funds received by K2 since June 26, 2014, but will own only 28% of the shares of common stock issued and outstanding. See “Dilution” on page 16 for more information.

21. K2’s agreement with Lambert Private Equity LLC has specific registration rights that could affect potential shareholder rights.

On April 4th, 2014 K2 signed an agreement with Lambert Private Equity, LLC., which is a voluntary agreement on the part of K2. That is, according to the Agreement, in the event that K2 is actually trading on an agreed upon exchange, after a 30 day trading period, in which price and volume are established, K2, may seek a draw down wherein Lambert, using the 30 day price trading average, would purchase up to $4,000,000.00 of K2 Stock per draw down at a 10% discount from the established price.

This would cause a dilution to existing shareholders. Consequently, K2 will utilize the Lambert Agreement only when and if absolutely necessary to meet financial demands. As an inducement to Lambert to enter into this Agreement, K2 has issued 128,572 Shares, representing a fee of 2% the total Commitment of $45,000,000.

K2’s agreement with Lambert Private Equity LLC has specific registration rights that could affect potential shareholder rights. Lambert Private Equity holds shares within K2 Design & Strategy, Inc per a commitment fee and will not be able to add additional funding if the company holds more than 4.9% ownership. Further, there is no assurance that Lambert will provide funding if needed nor that K2 will need to activate the agreement.

22. On February 21st, 2014, K2 Design & Strategy, Inc. entered into a consulting agreement with Pathways Financial, LLC to perform consulting services

On February 21st, 2014, K2 Design & Strategy, Inc. entered into a consulting agreement with Pathways Financial, LLC to perform consulting services. These services are designed to ensure the company has all the necessary elements needed for a publicly traded organization. (Please see attached exhibit) For services rendered, Pathways Financial, LLC was issued 6,000,000 shares and will receive a payment of $40,000 within 7 days of the company’s stock becoming registered and available for trading on a public exchange. This agreement is for services only; there is no funding agreement between Pathways Financial and K2.

23 . There is no liquidity and no established public market for K2’s common stock and it may prove impossible to sell your shares.

There is presently no public market in K2’s shares. While K2 intends to contact an authorized OTC Bulletin Board market maker for sponsorship of its common stock, K2 cannot guarantee that such sponsorship will be approved nor that K2’s common stock will be listed and quoted for sale. Even if K2’s shares are quoted for sale, buyers may be insufficient in numbers to allow for a robust market, and it may prove impossible to sell your shares.

24 . K2 does not expect to pay dividends in the foreseeable future.

K2 has never paid cash dividends on its shares of common stock and has no plans to do so in the foreseeable future. K2 intends to retain earnings, if any, to develop and expand its business.

25 . K2’s common stock is subject to the “penny stock” rules of the SEC and the trading market in K2’s securities is limited, which makes transactions in K2’s stock cumbersome and may reduce the value of an investment in K2’s stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to K2, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person’s account for transactions in penny stocks; and

•	the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives

•	make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of K2’s common stock and cause a decline in the market value of K2’s common stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Use of Proceeds

The following table indicates the use of proceeds based on the percentage of the financing that is successfully sold.

	100%	80%	60%	40%	20%	10%
Gross Proceeds	$70,000,000	$56,000,000	$42,000,000	$28,000,000	$14,000,000	$7,000,000
Number of Shares Sold	10,000,000	8,000,000	6,000,000	4,000,000	2,000,000	1,000,000

Less expenses of offering:
Legal and Registration Fees	$17,500	$17,500	$17,500	$17,500	$17,500	$17,500
Accounting and Auditing	$14,875	$14,875	$14,875	$14,875	$14,875	$14,875
Electronic Filing and Printing	$3,500	$3,500	$3,500	$3,500	$3,500	$3,500
Transfer Agent	$4,375	$4,375	$4,375	$4,375	$4,375	$4,375
Net Proceeds	$69,959,750	$55,959,750	$41,959,750	$27,959,750	$13,959,750	$6,959,750

Use of net proceeds
Talent & On-Boarding	$31,500,000	$31,500,000	$27,125,000	$19,250,000	$5,250,000	3,395,750
Data Center & Technology	$13,125,000	$8,750,000	$6,125,000	$6,125,000	$6,125,000	1,500,000
Real Estate & Development	$8,750,000	$6,125,000	$3,500,000	$2,625,000	$2,625,000	1,500,000
Operating Expenses	$6,125,000	$4,375,000	$2,625,000	$0	$0	$0
Marketing and Sales	$4,375,000	$3,500,000	$1,750,000	$0	$0	$0
Equipment & Supplies	$3,500,000	$1,750,000	$875,000	$0	$0	$0
Working Capital	$2,625,000	$nil	$nil	$nil	$nil	$nil

K2 intends to spend the offering proceeds on the following:

Talent and Onboarding: Recruiting of engineers, programmers, designers, developers, operations, support, sales, marketing, leadership, and human resources specialists. Selection, hiring, and on-boarding of workers; including human resources requirements, technology requirements, training needs, team alignment, and logistics.

Data Center and Technology: Designing, architecting, procuring, and building of corporate information technology infrastructure. Designing, architecting, procuring, and building of systems required for product development. Selecting, procuring, and deploying employee technologies; such as laptops, software, and communications systems.

Real Estate and Development: Search for, and selection of office locations. Design, architect, and development of office locations to satisfy the employee, technology, and functional needs of K2’s intended business operations.

Analysis of Financing Scenarios

Even if the offering is fully subscribed for, K2 may not have sufficient funds to cover its anticipated costs during the next 12 months and K2 may have to raise additional funds either from equity offerings, debt offerings, or revenue generation.

If only a portion of the offering is completed, the funds will be allocated as set out above in the Use of Proceeds table. Varying subscription levels will influence the minimum period of time K2 will be able to conduct planned operations. An 80% subscription rate will provide a minimum operation time of approximately_60 months. Likewise: 60% subscription (48 months), 40% (36 months), 20% (24 months) and10% (12 months).

The projected expenditures shown above are only estimates or approximations and do not represent a firm commitment by K2. To the extent that the proposed expenditures are insufficient for the purposes indicated, supplemental amounts required may be drawn from other categories of estimated expenditures, if available. Conversely, any amounts not expended as proposed will be used for general working capital. K2 will amend the registration statement by post-effective amendment if there are any material changes to the use of proceeds as described above.

Working capital is the cost related to operating K2’s office. It is comprised of telephone service, mail, stationery, administrative salaries, accounting, acquisition of office equipment and supplies estimated at a minimum of $1,500,000 for one year.

Determination of Offering Price

The offering price was determined by using a number of factors. Management considered the price of the most recent financing. Additionally, management estimated the cost of this offering plus the amount K2 needs to operate its business for the next 12 months. Management determined the offering price by assessing K2’s capital requirements against the price management thinks investors are willing to pay for K2’s common stock. Management has arbitrarily set the offering price of the shares of common stock at $7.00 per share, and in making such a determination considered several factors, including the following:

•	prevailing market conditions, including the history and prospects for the industry in which K2 intends to compete;

•	K2’s lack of business history;

•	the proceeds to be raised by the offering;

•	K2’s capital structure; and

•	K2’s future prospects.

Therefore, the public offering price of the shares of common stock does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the future. Additionally, because K2 has no significant operating history and has not generated any revenues to date, the price of its shares of common stock is not based on past earnings, nor is the price of the shares of common stock indicative of current market value for any assets owned by K2. No valuation or appraisal has been prepared for K2’s business and potential business expansion. You cannot be sure that a public market for any of K2’s securities will ever be listed for trading or trade at a price higher than the offering price in this offering.

Dilution

Prior to this offering, K2 had 2,000,000 shares of common stock issued and outstanding as of February 28, 2014. The net tangible book value of K2 as at February 28, 2014 was $(15,371) or $(0.01) per share. Net tangible book value per share is determined by dividing K2’s tangible net worth, consisting of tangible assets less total liabilities, by the number of shares outstanding.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of February 28, 2014, the net tangible book value of our shares of common stock was ($5,591) or approximately $0.01 per share based upon 2,000,000 shares outstanding.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 12,000,000 shares to be outstanding will be $62,984,629 or approximately $5.25 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $7.00 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $7.00 per share to $5.25 per share.

After completion of this offering, if 10,000,000 shares are sold, investors in the offering will own 28% of the total number of shares then outstanding for which they will have made cash investment of $70,000,000, or $7.00 per share. Our existing stockholders will own 72% of the total number of shares then outstanding, for which they have made contributions of cash totaling $0.00 per share.

Upon completion of this offering, in the event all shares are not sold, the following table details the range of possible outcomes proceeds from the offering assuming the sale of 100%, 50%, 25%, and 10%.

K2 Design & Strategy Dilution Table
Percentage of Shares Sold	100%	50%	25%	10%

Assumed offering price	$7.00	$7.00	$7.00	$7.00
Net tangible book deficit per share at February 28, 2014	(0.01)	(0.01)	(0.01)	(0.01)
Increase in net tangible book value per share attributable to new investors after offering	5.26	4.51	3.50	2.10
Pro forma net tangible book value share of common stock, as adjusted to give effect to this offering	5.25	4.50	3.50	2.09
Dilution per share to new investors in this offering	$1.75	$2.50	$3.50	$4.91

Calculations:

Tangible Book Value February 28, 2014:
Deficiency	$(5,591)	$(5,591)	$(5,591)	$(5,591)
Less: Deferred finance charge	(9,780)	(9,780)	(9,780)	(9,780)
Tangible book value	$15,371)	$(15,371)	$(15,371)	$(15,371)

Shares outstanding February 28, 2014	2,000,000	2,000,000	2,000,000	2,000,000

Tangible book deficit per share	$(0.01)	$(0.01)	$(0.01)	$(0.01)

Shares being offered	10,000,000	5,000,000	2,500,000	1,000,000
Proceeds from Offering	$70,000,000	$35,000,000	$17,500,000	$7,000,000
Less: Expenses of offering	$(7,000,000)	$(3,500,000)	$(1,750,000)	$(700,000)
Tangible Book Value	(15,371)	(15,371)	(15,371)	(15,371)
Adjusted Tangible book value after offering	$62,984,629	$31,484,629	$15,734,629	$6,284,629

Shares outstanding February 28, 2014	2,000,000.00	2,000,000.00	2,000,000.00	2,000,000.00
Shares to be issued in offering	10,000,000.00	5,000,000.00	2,500,000.00	1,000,000.00
Adjusted Shares after offering	12,000,000.00	7,000,000.00	4,500,000.00	3,000,000.00

Pro forma net tangible book value share of common stock, as adjusted to give effect to this offering	$5.25	$4.50	$3.50	$2.09

 Plan of Distribution

K2 will have one type of shares that will be available for distribution:

1.	a self-underwritten offering of new shares related to its Initial Public Offering

New Shares Related to K2’s Self-Underwritten Offering

K2 will attempt to sell a maximum of 10,000,000 shares of common stock to the public on a self-underwritten basis at an offering price of $7.00 per share. K2’s gross proceeds will be $70,000,000 if all the shares offered are sold. Since this offering is conducted as a self-underwritten offering, there can be no assurance that any of the shares will be sold. If K2 fails to sell all the shares it is trying to sell, its ability to implement its business plan will be materially affected, and you may lose all or substantially all of your investment. There is no minimum number of shares of common stock that must be sold on behalf of K2 in order to accept funds and consummate investor purchases.

K2 will sell the shares in this offering through its officers and directors. They will not register as broker/dealers under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which persons associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker/dealer. The conditions are that

1.	The person is not statutory disqualified, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of his participation;

2.	The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.	The person is not at the time of their participation, an associated person of a broker/dealer;

4.	The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) does not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers and directors are not statutorily disqualified, nor being compensated, and nor are they associated with a broker/dealer. They will continue to be K2’s officers and directors at the end of the offering. They have not been during the last 12 months, and are currently not, a broker/dealer or associated with any broker/dealer. They have not during the last 12 months, and will not in the next 12 months, offered or sold securities for another issuer.

They are fully aware of the provisions of Rule 3a4-1 under the Exchange Act and will conduct this offering in accordance with Rule 3a4-1, and will rely upon this rule. Should they conduct this offering in any way that violates Rule 3a4-1, then each of them and K2 could be subjected to enforcement proceedings, fines and sanctions by the Securities and Exchange Commission and by the regulatory authorities of any state or province in which K2’s securities are offered. They will offer these shares to known friends, family and business associates.

They may, as well all current stockholders, may purchase securities in this offering upon the same terms and conditions as public investors. If any purchase by a current stockholder triggers a material change, K2 would promptly file a post-effective amendment to this registration statement. Any of these purchasers would be purchasing K2’s shares of common stock for investment and not for resale.

No broker or dealer is participating in this offering. If, for some reason, K2’s directors and stockholders were to determine that the participation of a broker or dealer is necessary, this offering will be promptly amended by a post-effective amendment to disclose the details of this arrangement, including the fact that the broker or dealer is acting as an underwriter of this offering. This amendment would also detail the proposed compensation to be paid to any such broker or dealer. The post-effective amendment would also extend an offer of rescission to any investors who subscribed to this offering before the broker or dealer was named. In addition to the foregoing requirements; K2 would be required to file any such amendment with the Corporate Finance Department of the National Association of Securities Dealers, Inc. and to obtain from them a “no objection” position from that organization on the fairness of the underwriting compensation. K2 would also have to amend, as applicable, its filings at the state and provincial level.

Offering Period and Expiration Date

The offering will remain open until December 31, 2014.

Procedures for subscribing

If you decide to subscribe for any shares in this offering, you must

1.	complete, sign and deliver a subscription agreement in the form attached as Exhibit 99.1, and

2.	deliver a check or certified funds to “K2 DESIGN & STRATEGY, INC.” for acceptance or rejection.

Right to reject subscriptions

K2 has the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by K2 to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after K2 receives them by contacting the subscriber via telephone. If K2 receives an offer on a Friday, K2 will confirm its acceptance or rejection of the subscription by telephone over the weekend to comply with the 48 hour commitment. Within 10 days of accepting a subscription K2 will deliver via courier to the subscriber a copy of the accepted and signed subscription agreement and a share certificate representing the shares subscribed for.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. K2’s stock qualifies as a penny stock and as a result will be subject to these penny stock rules. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

•	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

•	contains a toll-free telephone number for inquiries on disciplinary actions;

•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•	contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

1.	with bid and offer quotations for the penny stock;

2.	details of the compensation of the broker-dealer and its salesperson in the transaction;

3.	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

4.	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for K2’s stock because it will be subject to these penny stock rules. Therefore, shareholders may have difficulty selling those securities.

Regulation M

During such time as K2 may be engaged in a distribution of any of the shares K2 is registering by this registration statement, K2 is required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers, and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.

Description of Securities to be Registered

General

K2’s authorized capital stock consists of 110,000,000 shares. 100,000,000 shares of common stock at a par value of $0.0001 per share and 10,000,000 shares of Preferred at $.0001 par value.

Common Stock

As at the date of this prospectus, 25,248,722 common shares are issued and outstanding and owned by 19 shareholders of record.

Holders of K2’s common stock are entitled to one vote for each share on all matters submitted to a shareholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of one-third of shares of common stock, represented in person or by proxy, are necessary to constitute a quorum at any meeting of K2’s shareholders. A vote by the holders of a majority of K2’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to K2’s Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of K2’s common stock have no preemptive rights, no conversion rights and there are no redemption provisions applicable to K2’s common stock.

Dividend Policy

K2 has never declared or paid any cash dividends on its common stock. K2 currently intends to retain future earnings, if any, to finance the expansion of its business. As a result, K2 does not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

As of the date of this prospectus, there are no outstanding warrants to purchase K2’s securities. K2 may, however, issue warrants to purchase its securities in the future.

Options

As of the date of this prospectus, there are no options to purchase K2’s securities. K2 may, however, in the future grant such options and/or establish an incentive stock option plan for its directors, employees and consultants.

Convertible Securities

As of the date of this prospectus, K2 has not issued and does not have outstanding any securities convertible into shares of K2’s common stock or any rights convertible or exchangeable into shares of K2’s common stock. K2 may, however, issue such convertible or exchangeable securities in the future.

Delaware Anti-Takeover Laws

The provisions of the Delaware Revised Statutes (NRS) sections 78.378 to 78.3793 apply to any acquisition of a controlling interest in an certain type of Delaware corporation known as an “Issuing Corporation”, unless the articles of incorporation or bylaws of the corporation in effect on the 10th day following the acquisition of a controlling interest by an acquiring person provide that the provisions of those sections do not apply to the corporation, or to an acquisition of a controlling interest specifically by types of existing or future shareholders, whether or not identified.

The provisions of NRS 78.378 to NRS 78.3793 do not restrict the directors of an “Issuing Corporation” from taking action to protect the interests of the corporation and its shareholders, including, but not limited to, adopting or signing plans, arrangements or instruments that deny rights, privileges, power or authority to a holders of a specified number of shares or percentage of share ownership or voting power.

An “Issuing Corporation” is a corporation organized in the State of Delaware and which has 200 or more shareholders of record, with at least 100 of who have addresses in the State of Delaware appearing on the stock ledger of the corporation and does business in the state of Delaware directly. As K2 currently has less than 200 shareholders and no shareholders in the State of Delaware the statute does not currently apply to K2.

If K2 does become an “Issuing Corporation” in the future, and the statute does apply to K2, the companies officers and directors will have the ability to adopt any of the above mentioned protection techniques whether or not they own a majority of K2’s outstanding common stock, provided they do so by the specified 10th day after any acquisition of a controlling interest.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The firm of Novi & Wilkin Attorney at Law of Reno, Nevada have provided the legal opinion regarding the legality of the shares being registered.

The financial statements included in this prospectus have been audited by Francis C. Decker CPA Paritz & Company P.A.15 Warren Street, Hackensack, NJ 07601 to the extent and for the periods set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Description of Business

K2 is a Delaware company and was incorporated on February 14, 2014. K2 is a startup company. K2 intends to be an advanced analytics software and services company. K2 plans to specialize in digital intelligence solutions for high stakes teams in complex business environments. K2 has an authorized capital of 100,000,000 common shares with a par value of $0.0001 per share with 25,248,722 common shares currently issued and outstanding.

K2 has not been involved in any bankruptcy, receivership or similar proceedings. There have been no material reclassifications, mergers, consolidations or purchases or sales of a significant amount of assets not in the ordinary course of K2’s business.

Plan of Operation

K2’s plan of operation for the next 12 months is dependent upon the subscription rate of K2’s offering.

With a minimum subscription rate of 10% K2 plans on the following:

Activities for months 1 through 6: Selection of locations and facilities for K2’s plan of operation, including office locations and software development center. Design, architect, and develop each facility to accommodate operational requirements for each office location.

Activities for months 1 through 9: Recruitment and selection of engineers, programmers, designers, developers, operations, support, sales, marketing, leadership, and human resources specialists. On boarding process including human resource requirements, technology requirements, training needs, organizational requirements, and logistics.

Designing, architecting, procuring, and building of corporate information technology infrastructure. Designing, architecting, procuring, and building of systems required for product development. Procuring and deploying employee technologies such as laptops, software, and communications systems.

Activities for months 1 through 12: Design and development of website, branding strategy, marketing materials, strategic media, and strategic communications plan. Initiate business development, marketing, and sales plan. Initiate planning with prospective development partners and prospective future services partners. Launch K2’s consulting practices for custom digital intelligence and custom digital experience solutions. Launch K2’s executive consulting practice specializing in optimal business performance.

Activities for all of months 3 through 12: Design, architect, and begin development of first major release of digital intelligence software product. Prototype and beta test first major release of digital intelligence software product.

The activities listed above per a minimum subscription rate of 10% are estimated to begin generating revenue within 3 to 6 months of K2’s commencement of operations. These activities are expected to streamline the design, strategy, and development of K2’s planned digital intelligence software, and digital experience solutions.

With a minimum subscription rate of 25% K2 plans on the following in addition to activities listed above:

Activities for months 1 through 9: Design and build K2’s executive briefing and digital experience design center. Utilize executive briefing and digital experience design center to facilitate and accelerate all prospective major practice areas; custom digital intelligence solutions, custom digital experience solutions, and prototypes of planned digital intelligence software.

The activities listed above per a minimum subscription rate of 25% are estimated to begin generating revenue within 6 to 9 months of commencement of operations. These activities are expected to inform and streamline the design, strategy, and development of K2’s planned digital intelligence software, and digital experience solutions.

With a minimum subscription rate of 50% K2 plans on the following in addition to activities listed above:

Activities for months 6 through 12: Launch K2’s digital innovation practice, specializing in individual consumer technologies based on digital intelligence, digital experience, and optimal performance for high stakes individuals. Build digital innovation lab, specializing in individual consumer technologies based on digital intelligence, digital experience, and optimal performance for high stakes individuals.

The activities listed above per a minimum subscription rate of 50% are estimated to begin generating revenue within 12 to 15 months of commencement of operations. These activities are expected to inform and streamline the design, strategy, and development of K2’s planned digital intelligence software, and digital experience solutions.

With a minimum subscription rate of 75% or higher, K2 plans on the following in addition to activities listed above:

With a minimum subscription rate of 75% or higher, K2 plans to accelerate its time to market by accelerating its plan for recruiting and on boarding talent for its digital intelligence software and digital experience solutions teams.

On April 4th, 2014 K2 signed an agreement with Lambert Private Equity, LLC, which is a voluntary agreement on the part of K2. That is, according to the Agreement, in the event that K2 is actually trading on an agreed upon exchange, after a 30 day trading period, in which price and volume are established, K2, may seek a draw down wherein Lambert, using the 30 day price trading average, would purchase up to $4,000,000.00 of K2 Stock per draw down at a 10% discount from the established price.

This would cause a dilution to existing shareholders. Consequently, K2 will utilize the Lambert Agreement only when and if absolutely necessary to meet financial demands. As an inducement to Lambert to enter into this Agreement, K2 has issued 128,572 Shares, representing a fee of 2% of the total Commitment of $45,000,000.

K2’s agreement with Lambert Private Equity, LLC, has specific registration rights that could affect potential shareholder rights. K2 paid lambert Private Equity, LLC a commitment fee of 2% (128,572 shares of K2), for a potential stock purchase of up to $45M at a 10% discount from quoted stock price on a 30 day average price. However, based upon stock price and volume traded, in the event Lambert Private Equity, LLC were to acquire up to 4.9% of K2 shares, Lambert Private Equity, LLC, would be prohibited from acquiring any further shares.

This agreement is contingent on the Company going “effective” and getting its shares quoted on the OTCBB. K2 will utilize the Lambert Agreement only when and if absolutely necessary to meet financial demands. Further, there is no assurance that Lambert will provide funding if needed nor that K2 will need to activate the agreement.

On February 21st, 2014, K2 Design & Strategy, Inc. entered into a consulting agreement with Pathways Financial, LLC to perform consulting services. These services are designed to ensure the company has all the necessary elements needed for a publicly traded organization. (Please see attached exhibit) For services rendered, Pathways Financial, LLC was issued 6,000,000 shares and will receive a payment of $40,000 within 7 days of the company’s stock becoming registered and available for trading on a public exchange. The Pathways Financial, LLC shares of 6,000,000 have been assigned to two separate entities and are accounted for within the current outstanding share count. Synergistic Holdings, LLC received 3,000,000 shares and the Rose M. Gallagher Irrevocable Trust dated 1994 received 3,000,000 shares. This a consulting agreement only, there will be no funding provided by Pathways Financial.

In an April 16, 2014 press release, Chief of Innovation & Strategy, Dr. Mishe Harvey, stated that the “agreement with Lambert Private Equity LLC once effective will serve as a catalyst for K2 Design & Strategy to begin its acquisition ‘roll-up’ growth strategy by enabling the company to now aggressively lock in new acquisition targets.” K2 currently is exploring acquisition strategies in order to lower its barrier to market and accelerate product development.  To date no acquisitions have materialized.

Website

Under development

Sales and marketing

K2 Design & Strategy, Inc. is a newly formed, development stage company with no revenue as of August 6, 2014.

Revenue Potential

K2 is a newly formed, development stage company with no revenue as of August 6, 2014 .

K2’s estimated future revenue comes from a combination of sources, including:

1.	Consulting: Custom Digital Intelligence Solutions, and Custom Digital Experience Solutions

2.	Software: Digital Intelligence Software for High Stakes Teams in Complex Business Environments

3.	Services: Deployment, Enablement, and Support Services for K2 Software and Custom Solutions

K2 estimates that beginning as soon as month 3, and continuing through month 12, it may begin to engage in the design, architecture, prototyping, development, and beta testing of the first major release of its digital intelligence software product. K2 does not estimate generating any revenue from the first major release of its digital intelligence software product until after the first 12 months following the commencement of its operations.

During the period of which K2 estimates being engaged in the design, architecture, prototyping, development, and beta testing of its first software product; K2 plans to market, sell, and deliver consulting services for custom digital intelligence solutions and custom digital experience solutions. K2 estimates that the revenue from these custom solutions may begin to generate revenue as soon as 3 months from the commencement of operations.

SEC Filing Plan

K2 intends to become a reporting company in 2014 after its registration statement is declared effective. This means that K2 will file documents with the US Securities and Exchange Commission on a quarterly basis. K2 expects to incur filing costs of approximately $5,000 per quarter to support its quarterly and annual filings. In the next 12 months, K2 anticipates spending approximately $20,000 for legal costs to pay for three quarterly filings, one annual filing, a 424B4 final prospectus filing, and a Form 8-A filing in order to complete registration of K2’s common stock.

Trademark and Licenses

K2 currently has no patents or trademarks; and K2 is not party to any license, franchise, concession, or royalty agreements or any labor contracts.

Government Approvals and Regulations

Currently, K2 is in compliance with all business and operations licenses that are typically applicable to most commercial ventures. However, there can be no assurance that existing or new laws or regulations that may be adopted in various jurisdictions in the future will not impose additional fees and taxes on K2 and its business operations. Management is not aware of any such revisions to existing laws and regulations nor new laws or regulations that could have a negative impact on K2’s business and add additional costs to K2’s business operations.

As an “emerging growth company” K2 will be governed by the Jumpstart Our Business Startups Act (the “JOBS Act”).

Jumpstart Our Business Startups Act

In April 2012, the JOBS Act was enacted into law. The JOBS Act provides, among other things:

-	exemptions for “emerging growth companies” from certain financial disclosure and governance requirements for up to five years and provides a new form of financing;
-	amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Exchange Act;

-	relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;
-	adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and

-	exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and exemption of such sales from state law registration, documentation or offering requirements.

In general, under the JOBS Act a company is an “emerging growth company” if its initial public offering (“IPO”) of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an “emerging growth company” after the earliest of:

(a)	the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,
(b)	the completion of the fiscal year of the fifth anniversary of the company's IPO,

(c)	the company's issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or
(d)	the company becoming a “larger accelerated filer” as defined under the Exchange Act,

The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact K2 are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an “emerging growth company” pursuant to the Securities Act will differ from registration statements filed by other companies as follows:

(1)	audited financial statements required for only two fiscal years (provided that “smaller reporting companies” such as K2 are regardless only required to provide two years of financial statements);
(2)	selected financial data required for only the fiscal years that were audited (provided that “smaller reporting companies” such as K2 are not required to provide selected financial data as required by Item 301 of Regulation S-K); and
(3)	executive compensation only needs to be presented in the limited format now required for “smaller reporting companies”.

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. K2 is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs to include audited financial statements for its two most current fiscal years with no required tabular disclosure of contractual obligations.

The JOBS Act also exempts K2’s independent registered public accounting firm from having to comply with any rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) after the date of the JOBS Act's enactment, except as otherwise required by SEC rule.

The JOBS Act further exempts an “emerging growth company” from any requirement adopted by the PCAOB for mandatory rotation of the Company's accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of K2’s independent registered public accounting firm to file a report on K2’s internal control over financial reporting, although management is still required to file its report on the adequacy of K2’s internal control over financial reporting.

Section 102(a) of the JOBS Act exempts “emerging growth companies” from the requirements in §14A(e) of the Exchange Act for companies with a class of securities registered under the Exchange Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an “emerging growth company” can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The JOBS Act also permits research reports by a broker or dealer about an “emerging growth company” regardless of whether such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the “emerging growth company’s” IPO.

Section 106 of the JOBS Act permits “emerging growth companies” to submit registration statements under the Securities Act on a confidential basis provided that the registration statement and all amendments thereto are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow “emerging growth companies” to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the “emerging growth company” is ready to conduct a roadshow.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts “emerging growth companies” from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected to opt out of the transition period.

Research and Development Costs

K2 has not spent any funds on either company-sponsored research and development activities or customer-sponsored research activities relating to the development of new products, services or techniques or the improvement of existing products, services, or techniques.

Employees

K2 currently does not have any employees. K2 intends to retain the services of trained staff and technicians as needed, which will include technical and administrative personnel and service provider technicians. K2 will also retain consultants on an “as needed basis”.

Description of Property

K2 currently has no assets.

K2’s executive offices are located at 9654 W. 131st Street, #202, Palos Park, IL 60464. This is our P.O. Box. We have no office, our officers and directors are working from their home offices.

Legal Proceedings

K2 has no legal proceedings that have been or are currently being undertaken for or against K2 nor are any contemplated.

SEC Filings

This prospectus and exhibits will be contained in a Form S-1 registration statement that will be filed with the Securities and Exchange Commission. K2 will become a reporting company after this registration statement has been declared effective by the Securities and Exchange Commission (“SEC”). As a reporting company K2 will file quarterly, annual, and other reports with the SEC. K2 is only obliged to report to the SEC for one year, however, it is the intention of management to continue reporting with the SEC after that initial year. Until then, K2 and its affiliates and certain shareholders of K2 will not be required to file certain reports with the SEC, including beneficial owner reports, and will not be subject to certain rules, including proxy rules.

K2’s reporting obligations will automatically be suspended when (1) its common shares reporting under Section 15(d) are registered under Section 12 of the Exchange Act (e.g., such as when K2’s common shares are listed on an exchange or quoted on a quotation system), or (2) at the beginning of K2’s fiscal year, its common shares are held of record by fewer than 300 persons. In the first instance, K2 would be furnishing periodic reports to the SEC (by reason of Section 13). In the latter case, K2 would no longer be subject to periodic reporting obligations so long as the number of holders remains below 300.

In addition, the periodic reporting obligations under Section 15(d) may be suspended during K2’s fiscal year if K2 relies on Rule 12h-3. The suspension under Rule 12h-3 is available if K2 has properly furnished all reports required under Section 15(d) to date and its common shares are either (1) held of record by fewer than 300 persons, or (2) held of record by fewer than 500 persons and the total assets of K2 are less than $10 million. K2 will be required to file a certification on Form 15 with the SEC to avail itself of the suspension.

You may read and copy any materials K2 files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C., 20549. You may obtain information from the Public Reference Room by calling the SEC at 1-800-SEC-0330. Since K2 is an electronic filer, the easiest way to access its reports is through the SEC’s Internet website that contains information regarding issuers that file electronically with the SEC.

Market for Common Equity and Related Stockholder Matters

Market Information

There is presently no public market for K2’s common stock. K2 anticipates applying for trading of its common stock on the Over-the-Counter Bulletin Board (the “OTC Bulletin Board”) upon the effectiveness of the registration statement of which this prospectus forms a part. However, K2 can provide no assurance that its shares will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize.

K2 has entered into a Stock purchase agreement with Lambert Private Equity LLC to provide up to $45,000,000 in funding if and when certain milestones are reached. K2 will utilize the Lambert Agreement only when and if absolutely necessary to meet financial demands. Further, there is no assurance Lambert will provide the funding or will K2 require the funding from Lambert . Please see exhibit 99.2 for details.

K2 has no common stock that is subject to outstanding warrants to purchase or securities that are convertible to K2 common stock.

As of August 6, 2014, K2 had 25,248,722 common shares outstanding of which 16,500,000 common shares are owned by George C. Pell, K2’s director and officer who is an affiliate.

Holders of K2’s Common Stock

As of August 6, 2014, K2 had 19 holders of its common stock.

Equity Compensation Plans

K2 has no equity compensation program including no stock option plan and none are planned for the foreseeable future.

Registration Rights

Dividends

There are no restrictions in K2’s articles of incorporation or bylaws that restrict K2 from declaring dividends. The Delaware Revised Statutes, however, do prohibit K2 from declaring dividends where, after giving effect to the distribution of the dividend:

K2 would not be able to pay its debts as they become due in the usual course of business; or

K2’s total assets would be less than the sum of its total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

K2 has not declared any dividends. K2 does not plan to declare any dividends in the foreseeable future.

 Financial Statements

K2 DESIGN & STRATEGY, INC.

(A Development Stage Company)

INDEX TO AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION (FEBRUARY 14, 2014) TO FEBRUARY 28, 2014

 INDEPENDENT AUDITORS’ REPORT

Paritz	& Company, P.A	15 Warren Street, Suite 25 Hackensack, New Jersey 07601 (201) 342-7753 Fax: (201) 342-7598 E-Mail: PARITZ@paritz.com

Certified Public Accountants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

K2 Design & Strategy Inc.

We have audited the accompanying balance sheet of K2 Design & Strategy Inc. as of February 28, 2014 and the related statements of operations, stockholders’ deficiency and cash flows for the period February 14, 2014 (Inception) to February 28, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has not generated any revenues since inception, has sustained a net loss of $5,791, and has a working capital deficit, stockholders’ deficiency, and accumulated deficit at February 28, 2014. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of K2 Design & Strategy Inc. as of February 28, 2014, and the results of its operations and cash flows for the period February 28, 2014 (Inception) to February 28, 2014 in conformity with accounting principles generally accepted in the United States of America.

/S/Paritz & Company, P.A.

Hackensack, New Jersey

April 2, 2014

F-1

K2 DESIGN & STRATEGY, INC.

(A Development Stage Company)

BALANCE SHEET

FEBRUARY 28, 2014

ASSETS

CURRENT ASSETS:
Cash	$41,200
Prepaid expenses	15,000
Deferred loan fees, net of accumulated amortization of $220	9,780
TOTAL CURRENT ASSETS	65,980

TOTAL ASSETS	$65,980

LIABILITIES AND STOCKHOLDER’S EQUITY

LIABILITIES:
Due to officer	$525
Promissory note payable	70,000
Accrued interest	169
Accrued expenses	877
TOTAL LIABILITIES	71,571)

STOCKHOLDER’S DEFICIENCY:
Preferred stock, $0.0001 par value,
10,000,000 shares authorized
0 shares issued and outstanding	—
Common stock, $0.0001 par value,
100,000,000 shares authorized
2,000,000 shares issued and outstanding	200
Deficit accumulated during development stage	(5,791)
TOTAL STOCKHOLDER’S DEFICIENCY	(5,591)

TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIENCY	$65,980)

See notes to financial statements

F-2

K2 DESIGN & STRATEGY, INC.

(A Development Stage Company)

STATEMENT OF OPERATIONS

For The Period From Inception (February 14, 2014) To February 28, 2014

REVENUE	$—

OPERATING EXPENSES:
General and administrative expenses	1,402
Professional fees	4,000
TOTAL OPERATING EXPENSES	5,402

OTHER EXPENSES:
Interest	169
Amortization	220
TOTAL OTHER EXPENSES	389

NET LOSS	$(5,791)

Basic and diluted loss per common share	$(.00)

Basic and diluted weighted number of common shares outstanding	2,000,000

See notes to financial statements

F-3

K2 DESIGN & STRATEGY, INC.

(A Development Stage Company)

STATEMENT OF STOCKHOLDER’S DEFICIENCY

For The Period From Inception (February 14, 2014) To February 28, 2014

	Common Shares		Deficit Accumulated During Development Stage	Total Stockholders’ Deficiency
	Shares	Amount

Balance – February 14, 2014 (Inception)	—	$—	—	$—

Common shares issued for cash $.0001 per share	2,000,000	200		200

Net loss for the period	—		(5,791)	(5,791)

Balance - February 28, 2014	2,000,000	$200	(5,791)	$(5,791)

See notes to financial statements

K2 DESIGN & STRATEGY, INC.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

For The Period From Inception (February 14, 2014) To February 28, 2014

OPERATING ACTIVITIES:
Net loss	$(5,791)
Adjustments to reconcile net loss to net cash
used in operating activities:
Accrued interest	169
Amortization	220
Changes in operating assets and liabilities:
Prepaid expenses	(15,000)
Accrued expenses	877
NET CASH USED IN OPERATING ACTIVITIES	(19,525)

FINANCING ACTIVITIES:
Proceeds from promissory note	70,000
Payment of loan fees	(10,000)
Advance from officer	525
Proceeds from issuance of common stock	200
NET CASH PROVIDED BY FINANCING ACTIVITIES	60,725

INCREASE IN CASH	41,200

CASH – BEGINNING OF PERIOD	—

CASH – END OF PERIOD	$41,200

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$—
Taxes	$—

See notes to financial statements

F-5

 K2 DESIGN & STRATEGY, INC.

(A Development Stage Company)

 NOTES TO FINANCIAL STATEMENTS

 FEBRUARY 28, 2014

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

K2 Design & Strategy, Inc. (the “Company”) was incorporated in the State of Delaware on February 14, 2014 and it is based in Arlington, Virginia. The Company is a development stage company that intends to operate as an advanced analytics software and services company To date, the Company’s activities have been limited to its formation and the raising of equity capital.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is considered to be in the development stage as defined in ASC 915 “Development Stage Entities.” The Company is devoting substantially all of its efforts to the development of its business plans.

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates

Start-Up Costs

F-6

In accordance with ASC 720, “Start-up Costs”, the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.

Concentrations of Credit Risks

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and related party payables it will likely incur in the near future. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Loss per Share

The Company has adopted ASC 260, “Earnings Per Share,” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures, and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Accounting for Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized. As of September 30, 2013, the Company did not have any amounts recorded pertaining to uncertain tax positions.

Fair Value Measurements

The Company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which  defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments. The carrying amounts of credit obligations approximate fair value because the effective yields on these obligations are comparable to rates of returns for instruments of similar credit risk.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which

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requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

Stock Based Compensation

The Company recognizes compensation expense for stock-based compensation in accordance with ASC Topic 718. For employee stock-based awards, the Company calculates the fair value of the award on the date of grant using the Black-Scholes method for stock options and the quoted price of the Company’s common stock for unrestricted shares; the expense is recognized over the service period for awards expected to vest. For non-employee stock-based awards, the fair value of the award is calculated on the date of grant in the same manner as employee awards, however, the awards are revalued at the end of each reporting period and the pro rata compensation expense is adjusted accordingly until such time the nonemployee award is fully vested, at which time the total compensation recognized to date equals the fair value of the stock-based award as calculated on the measurement date, which is the date at which the award recipient’s performance is complete. The estimation of stock-based awards that will ultimately vest requires judgment, and to the extent actual results or updated estimates differ from original estimates, such amounts are recorded as a cumulative adjustment in the period estimates are revised

Recent Accounting Pronouncements

Management has considered all recent accounting pronouncements issued since the last audit of its financial statements. The Company’s management believes that these recent pronouncements will not have a material effect on the Company’s financial statements.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has not generated any revenues since inception sustained a net loss of $5,791for the period ended February 28, 2014, and has working capital deficit, stockholders’ deficiency, and accumulated deficit at February 28, 2014.  These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time.  The Company’s continuation as a going concern is dependent upon its ability to generate revenues and its ability to continue receiving capital from third parties.  No assurance can be given that the Company will be successful in these efforts.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4 – PROMISSORY NOTE PAYABLE

On February 21, 2014 the Company issued a promissory note in the amount of $70,000 to an unrelated third party. The note bears interest at 11% per annum and matures on February 21, 2015, or within seven days of the Company being listed on a national stock exchange, whichever is earlier. The note is payable in monthly installments of interest only until the maturity date, and is personally guaranteed by two officers of the Company.

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In connection with the promissory note, the Company issued the lender warrants to purchase 350,000 shares of the Company’s common stock.  Each warrant will entitle the holder to purchase one share of the Company's common stock at an exercise price of $.25 per share, subject to certain anti-dilution adjustments, and expire on February 21, 2016.

The Company has determined that at the issuance date the warrants have a minimal value and the entire proceeds of $70,000 was allocated to the note, with no value being allocated to the warrants.

NOTE 5 - INCOME TAXES

The reconciliation of income tax benefit at the U.S. statutory rate of 34% for the period ended February 28, 2014 to the Company’s effective tax rate is as follows:

Income tax expense at statutory rate		$(1,970)
Change in valuation allowance		1,970)
Income tax expense per books	$	-)

The tax effects of temporary differences that give rise to the Company’s net deferred tax assets as of February 28, 2014 are as follows:

Net Operating Loss		1,970
Valuation allowance		(1,970)
Net deferred tax asset	$	-)

The Company has approximately $5,791 of net operating losses (“NOL”) carried forward to offset taxable income in future years which expire commencing in fiscal 2034. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

NOTE 6 – STOCKHOLDERS’ DEFICIENCY

Authorized Stock

The Company has authorized 100,000,000 common shares and 10,000,000 preferred shares, both with a par value of $0.0001 per share.  Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

Common Share Issuances

On February 14, 2014 the Company issued a total of 2,000,000 common shares for $200 cash to an officer and director.

Warrants

In connection with the issuance of a promissory note, the Company issued warrants to purchase 350,000 shares of common stock at an exercise price of $87,500. (See note 4.)

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NOTE 7 – DUE TO OFFICER

As of February 28, 2014 the Company was obligated to an officer and director of the Company, for a non-interest bearing demand loan with a balance of $525. The Company plans to pay the loan back as cash flows become available.

NOTE 8 – COMMITMENTS

On February 21, 2014, the Company entered into a Private Equity Consulting Agreement (“Agreement”) with a consultant, to provide private equity consulting services to the Company. The agreement which ends February 20, 2015, requires the Company to pay the consultant $40,000 within seven days of the Company’s stock becoming registered and available for trading on a public exchange. In addition, upon the consummation of any transaction, as defined in the agreement, the Company shall pay the consultant a transaction fee in the amount of 6,000,000 shares of the Company’s common stock or a cash equivalent thereof in the sole discretion of the consultant.

NOTE 9 – SUBSEQUENT EVENTS

On March 4, 2014, the Company issued 12,625,000 shares of common stock to principals of the Company for services to be rendered.

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Management’s Discussion and Analysis of Financial Condition

General

This discussion should be read in conjunction with the February 28, 2014 audited financial statements, the notes, and the tables included elsewhere in this registration statement. Management’s discussion and analysis contains forward-looking statements that are provided to assist in the understanding of anticipated future performance. However, future performance involves risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements. See “Forward-looking Statements” below for more details.

K2 Design & Strategy, Inc. (the “Company”) was incorporated in the State of Delaware on February 14, 2014. The Company is a development stage company that intends to operate as an advanced analytics software and services company. . To date, the Company’s activities have been limited to its formation and the raising of equity capital. K2 has not commenced significant operations and is considered a Development Stage Company, as defined by Statement of Financial Accounting Standard (“SFAS”) No.7 Accounting and Reporting by Development Stage Enterprises, and follows the guideline of the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codifications (“ASC”) Topic 915 Development State Entities.

As an emerging growth company under the JOBS Act, K2 has elected to opt out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act. This election is irrevocable.

Liquidity, Capital Resources and Financial Position

Year Ended February 28, 2014

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. As of February 28, 2014, K2 had total assets of $65,980 and a working capital deficit of $5,591.

From its inception, on February 14, 2014 to February 28, 2014 K2 raised a total of $70,000. On February 21, 2014 the Company issued a promissory note in the amount of $70,000 to an unrelated third party. The note bears interest at 11% per annum and matures on February 21, 2015, or within seven days of the Company being listed on a national stock exchange, whichever is earlier. The note is payable in monthly installments of interest only until the maturity date, and is personally guaranteed by two officers of the Company.

In connection with the promissory note, the Company issued the lender warrants to purchase 350,000 shares of the Company’s common stock.  Each warrant will entitle the holder to purchase one share of the Company's common stock at an exercise price of $.25 per share, subject to certain anti-dilution adjustments, and expire on February 21, 2016.

The Company has determined that at the issuance date the warrants have a minimal value and the entire proceeds of $70,000 was allocated to the note, with no value being allocated to the warrants.

The notes to K2’s audited financial statements as of February 28, 2014, disclose its uncertain ability to continue as a going concern. K2 has not and does not expect to generate any revenues to cover its expenses while it is in the development stage and as a result K2 had accumulated a deficit of $5,791 since inception. As of February 28, 2014, K2 had $71,571 in current liabilities. When its current liabilities are offset against its current assets of $65,980 K2 is left with a working capital deficit of $5,591.

Net Cash provided by (used in) Operating Activities. Net cash used in operating activities during the period ended February 28, 2014 was $19,525.

Net Cash provided by (used in) Financing Activities. Net cash provided by financing activities was $60,725 for the period ended February 28, 2014

Net Cash provided by (used in) Investment Activities. Net cash used in investment activities was nil for the period ended February 28, 2014

Year end February 28, 2014

K2 has accumulated a deficit of $5,791 since inception during its development stage. As of February 28, 2014, K2 had $71,571 in current liabilities. When its current liabilities are offset against its current assets of $65,980 K2 is left with a negative working capital of $5,591. While K2 has generated its working capital through the sale of common stock and debt financing, there are no assurances that K2 will succeed in generating sufficient working capital through the sale of common stock or additional debt financing to meet its cash requirements for the next 12 months. Without additional funding, management expects that K2 will only be able to conduct its plan of operations for the next two months using its currently available working capital.

K2 currently does not have sufficient funds to complete each phase of its proposed plan of operation or to satisfy its cash requirements for the next 12 months. Management anticipates that K2 will require a minimum of $1,500,000 of working capital to conduct its proposed business operations for the next 12 months. In addition to the estimated costs of $32,000 for preparing and filing reports with the SEC for the next 12 months, management estimates that K2 will incur an additional $20,000 in annual costs to operate its office, including costs for telephone service, mail, stationery, administrative salaries, accounting, acquisition of office equipment and supplies.

Until K2 is able to generate any consistent and significant revenue it will be required to raise the required funds by way of equity or debt financing. K2 intends to finance its plan of operation initially with equity financing, private loans, if required, and then with revenues generated from its business operations. Currently, K2 does not have any loan arrangement or binding commitment for funding. Also, even if K2 raises the maximum amount of funds under the Offering it will still need to raise additional funds other than the proceeds of the Offering to pay for its annual administrative costs. If K2 fails to raise adequate additional funding for its annual administrative costs its business operations will be negatively impacted and K2 may have to suspend operations until it has sufficient capital.

K2 has entered into a Stock purchase agreement with Lambert Private Equity LLC to provide up to $45,000,000 in funding if and when certain milestones are reached. K2 will utilize the Lambert Agreement only when and if absolutely necessary to meet financial demands. There can be no assurance Lambert will provide the funds if needed or that K2 will need to utilize the agreement. Please see exhibit 99.2 for details.

Results of Operations

Year Ended February 28, 2014

Net Loss. During the year ended February 28, 2014, K2 had a net loss of $5,791 or $0.00 per share,

Revenue. K2 had no operating revenues since its inception on February 14, 2014, through to February 28, 2014. K2’s activities have been financed from the proceeds of share subscriptions and debt financings.

Operating Expenses. K2’s operating expenses since its inception on February 14, 2014, through to February 28, 2014 were $5,402. The operating expenses were primarily due to general and administrative expenses.

Inflation

Management does not believe that inflation will have a material impact on K2’s future operations.

Off-balance sheet arrangements

K2 has no off-balance sheet arrangements including arrangements that would affect its liquidity, capital resources, market risk support and credit risk support or other benefits. K2 does not have any non-consolidated, special-purpose entities.

Contingencies and Commitments

K2 had no contingencies or long term commitments at February 28, 2014.

Critical Accounting Policies and Estimates

An appreciation of K2’s critical accounting policies is necessary to understand its financial results. These policies may require that K2 make difficult and subjective judgments regarding uncertainties; as a result, the estimates may significantly impact its financial results. The precision of these estimates and the likelihood of future changes depend on a number of underlying variables and a range of possible outcomes. K2 has applied its critical accounting policies and estimation methods consistently.

Development Stage Company

K2 has not earned any revenue from limited principal operations. Accordingly, K2’s activities have been accounted for as those of a “Development Stage Entity” as set forth in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915. Among the disclosures required by ASC Topic 915 are that K2’s financial statements be identified as those of a development stage company, and that the statements of earnings, retained earnings and stockholders’ equity and cash flows disclose activity since the date of K2’s inception. All losses accumulated since inceptions have been considered as part of K2’s development stage activities.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Management makes its best estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared. Changes in estimates are recognized in accordance with the accounting rules for the estimate, which is typically in the period when new information becomes available to management. Actual results could differ from those estimates

Concentration of Credit Risk

K2 places its cash and cash equivalents with a high credit quality financial institution. K2 maintains United States Dollars that is insured. K2 minimizes its credit risks associated with cash by periodically evaluating the credit quality of its primary financial institution.

Research and Development Costs

Research and development costs are expensed as incurred.

Forward-looking Statements

This registration statement contains forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties. Statements that are not historical facts, including statements about management’s beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by, or that include the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend,” or similar expressions. These statements include, among others, statements regarding K2’s current expectations, estimates and projections about future events and financial trends affecting the financial condition and operations of its business. Forward-looking statements are only predictions and not guarantees of performance and speak only as of the date they are made. K2 undertakes no obligation to update any forward-looking statement in light of new information or future events.

Although management believes that the expectations, estimates and projections reflected in the forward-looking statements are based on reasonable assumptions when they are made, K2 can give no assurance that these expectations, estimates and projections can be achieved. Management believes the forward-looking statements in this registration statement are reasonable; however, you should not place undue reliance on any forward-looking statement, as they are based on current expectations. Future events and actual results may differ materially from those discussed in the forward-looking statements. Factors that could cause actual results to differ materially from K2’s expectations include, but are not limited to:

•	the number of subscribers that K2 is able to successfully sign-up and provide services to,

•	changes in federal or state laws and regulations to which K2 is subject, including tax, environmental, and employment laws and regulations,

•	conditions of the capital markets that K2 utilizes to access capital,

•	the ability to raise capital in a cost-effective way,

•	the effect of changes in accounting policies, if any,

•	the ability of K2 to manage its growth,

•	the ability to control costs,

•	K2’s ability to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002,

•	K2’s ability to obtain governmental and regulatory approval of various expansion or other projects,

•	the costs and effects of legal and administrative claims and proceedings against K2.

For a more detailed discussion of these and other risks that may impact K2’s business, see “Risk Factors” beginning on page 8.

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

Since inception on February 14, 2014, there were no disagreements with K2’s principal accountants on any matter of accounting principle or practices, financial statement disclosure or auditing scope or procedure. In addition, there were no reportable events as described in Item 304 of Regulation S-K that occurred within K2’s two most recent fiscal years and the subsequent interim periods.

Directors, Executive Officers, Promoters and Control Persons

The Directors and Officers currently serving K2 are as follows:

Name	Age	Positions Held and Tenure
George C. Pell	46	CEO, President, CFO, Treasurer, Corporate Secretary, and Director since February 14, 2014
Dr. Mishe C. Harvey	43	Director and Cofounder
Jeffrey K. Koranda	28	Director and Cofounder

The Directors named above will serve until the next annual meeting of the shareholders. Thereafter, directors will be elected for one-year terms at the annual shareholders’ meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated.

Biographical information

George C. Pell - Principal Executive Officer, Chief Executive Officer, and Founding Director.

From the period of January 1, 2008 to February 14, 2014; Mr. Pell has been developing K2 Design & Strategy. Mr. Pell worked for IBM as a Sales Leader and Solutions Strategist from July 2010 to January 2011.

Prior to developing K2, Mr. Pell worked in the technology sector for over 20 years. His previous positions include, but are not limited to: Chief Strategy Officer for Sun Microsystems, Global Account Executive for BEA Systems, Sales Leader and Solutions Strategist for IBM Software Group, Professional Services Leader for North America for SPSS and Senior Consultant and Practice Leader for Whittman-Hart,

Dr. Mishe C. Harvey – Founding Director, and Chief of Innovation & Strategy

Dr. Harvey holds her doctorate from the Harvard Graduate School of Education; and has spent over 10 years studying the social dynamics and affective potential of mentorship models in community, faith, academic and professional settings.

From January 1, 2012 through February 14, 2014 Dr. Harvey performed as a strategic advisor for K2 Design & Strategy; contributing to their talent strategy, organizational strategy, and market strategy. Dr. Harvey became a director for K2 in February, 2014.

Prior to joining K2, Dr. Harvey held numerous positions in the public and private sectors. Her positions include, but are not limited to: Chief Academic Officer for Christian Unified Schools, Director of the Miles Ahead Mentoring Alliance, Special Assistant to the Superintendents of Bridgeport Public Schools and Stafford Count Public Schools, Consultant through the Harvard Graduate School of Education, and Master Teacher for Chula Vista Elementary Public School District.

Jeffrey K. Koranda – Founding Director, and Optimal Performance Specialist

Mr. Koranda has been an advisor for K2 since January, 2012, and a director beginning in February, 2014. From July of 2008 through February of 2014, Mr. Koranda has been a fire fighter and EMT-B for the city of Chicago. Mr. Koranda holds a B.S. in Kinesiology from the University of Illinois, and holds certifications from the National Academy of Sports Medicine in performance, corrective exercise, and personal training.

Conflicts of Interest

None

Audit Committee Financial Expert

K2 does not have a financial expert serving on an audit committee. K2 does not have an audit committee because it is a start-up development company and has no revenue.

Significant Employees and Consultants

K2 has no employees.

Family Relationships

There are no family relationships among the directors, executive officers or persons nominated or chosen by K2 to become directors or executive officers.

Involvement in Certain Legal Proceedings

During the past ten years, none of the directors, officers, or promoters of K2 has been:

•	a general partner or executive officer of any business against which any bankruptcy petition was filed, either at the time of the bankruptcy or two years prior to that time;

•	convicted in a criminal proceeding or named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•	subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity, or to be associated with persons engaged in any such activity;

•	found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or State securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated;

•	the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

o	any Federal or State securities or commodities law or regulation; or

o	any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

o	any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•	the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Executive Compensation

Compensation Discussion and Analysis

K2 does not have any compensation policies currently in place nor a compensation committee.

Since the end of K2’s last fiscal year end, no actions have been taken regarding executive compensation.

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to K2’s Officer for all services rendered in all capacities to K2 for the fiscal periods indicated.

Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan ($) (g)	Non-qualified Deferred Compen- sation Earnings ($) (h)	All other compen-sation ($) (i)	Total ($) (j)
George C Pell(1) CEO & CFO	2014	nil nil nil	nil nil nil	nil nil nil	nil nil nil	nil nil nil	nil nil nil	nil nil nil	nil nil nil

(1)From inception February 14, 2014 to February 28, 2014

K2’s directors have not received any monetary compensation as a director since K2’s inception to the date of this prospectus. K2 currently does not pay any compensation to its director serving on its board of directors.

Stock Option Grants

K2 has not granted any stock options to the executive officer since its inception on February 14, 2014.

Employment Agreements

Currently, K2 does not have any employment agreements.

There are no other agreements between K2 and any named executive officer, and there are no employment agreements or other compensating plans or arrangements with regard to any named executive officer that provide for specific compensation in the event of resignation, retirement, other termination of employment or from a change of control of K2 or from a change in a named executive officer’s responsibilities following a change in control.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of this prospectus, the number of shares of common stock owned of record and beneficially by executive officers, directors, and persons who hold 5% or more of the outstanding common stock of K2.

Title of Class	Name and Address of Beneficial Owner	Number of Shares Owned Beneficially	Percent of Class Owned Prior To This Offering (1)
Common Shares	George C. Pell	16,500,000	65%
	Mishe Harvey	1,500,000	6%
	Jeff Koranda	125,000	0.005%
	All executive officers and directors as a group	18,125,000	71.006%
	Pathway Financial, LLC(2)	6,000,000	24%

(1)	The percent of class is based on 25,248,722 shares of common stock outstanding as of August 6, 2014
(2)	Pathways Financial shares have been issued to Synergistic Holdings Inc. 3,000,000 and Rose M. Gallagher Revocable Trust Dated 1994 3,000,000

Each person listed above has full voting and investment power with respect to the common shares indicated. Under the rules of the SEC, a person (or a group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares power to vote or to direct the voting of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase K2’s common shares.

Changes in Control

K2 is not aware of any arrangement that may result in a change in control of the Company.

Transactions with Related Persons, Promoters and Certain Control Persons

(a) Transactions with Related Persons

Since K2’s inception, no director, executive officer, security holder, nor any immediate family of such director, executive officer, nor security holder owning 5% or more has had any direct or indirect material interest in any transaction or currently proposed transaction, which K2 was or is to be a participant, that exceeded the lesser of (1) $120,000 or (2) one percent of the average of K2’s total assets at year-end for the last two completed fiscal years

(b) Review, approval or ratification of transactions with related persons

Currently K2 does not have any policies and procedures for the review, approval, or ratification of transactions with related persons.

(c) Promoters and certain control persons

Since inception of K2 on February 14, 2014, George C. Pell has been the only promoter of K2’s business, but Mr.

Pell has not received anything of value from K2 nor is any person entitled to receive anything of value from K2 for services provided as a promoter of the business of K2.

(d) Director independence

K2’s board of directors currently consists of George C. Pell, Dr. Mishe Harvey and Jeff Koranda. Pursuant to Item 407(a) of Regulation S-K of the Securities Act, K2’s board of directors has adopted the definition of “independent director” as set forth in Rule 4200(a)(15) of the NASDAQ Manual. In summary, an “independent director” means a person other than an executive officer or employee of K2 or any other individual having a relationship which, in the opinion of K2’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and includes any director who accepted any compensation from K2 in excess of $200,000 during any period of 12 consecutive months with the three past fiscal years. Also, the ownership of K2’s stock will not preclude a director from being independent.

In applying this definition, K2’s board of directors has determined that Mr. Pell, Dr. Harvey or Mr. Koranda do not qualify as an “independent director” pursuant to the same Rule.

As of the date of the prospectus, K2 did not maintain a separately designated compensation or nominating committee. K2 has also adopted this definition for the independence of the members of its audit committee. George C. Pell is the sole member of K2’s audit committee. K2’s board of directors has determined that Mr. Pell is not “independent” for purposes of Rule 4200(a)(15) of the NASDAQ Manual, applicable to audit, compensation and nominating committee members, and is not “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling K2 pursuant to provisions of the State of Delaware, K2 has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Dealer Prospectus Delivery Obligation

Until [December 31, 2014], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II - Information Not Required In Prospectus

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

SEC Registration Fee	$9,016
Auditor Fees and Expenses	7,500
Accounting Fees and Expenses	1,000
Legal Fees and Expenses	30,000
Electronic Filing Fees	900

Transfer Agent Fees	2,000
Total	$50,416

All amounts are estimates. K2 is paying all expenses listed above.

Indemnification of Directors and Officers

As permitted by Delaware law, K2’s Articles of Incorporation provide that it will indemnify K2’s directors and officers against expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them on account of their being or having been directors or officers of K2, unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct.

Exclusion of Liabilities

Pursuant to the laws of the State of Delaware, K2’s Articles of Incorporation exclude personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of Section 7-106-401 of the Delaware Business Corporation Act, or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right, which a director may have to be indemnified, and does not affect any director’s liability under federal or applicable state securities laws.

Disclosure of Commission position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling K2 pursuant to provisions of the State of Delaware, K2 has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Recent Sales of Unregistered Securities

As of August 6, 2014, there has been a total of 25,248,722 shares issued. As of August 6, 2014K2 has sold and issued a total of 14, 750 shares at a price of $4.00 per share and 5,400 at a price of $4.75 On June 5, 2014 the company issued 4,500,000 shares to George Pell for services and 1,000,000 shares to Mishe Harvey for services. All shareholders as of the date of this prospectus are listed in the table below.

# of Shares	Date Issued	Shareholder	Price or Nature of Service
350,000	3/3/2014	Georgia Peaches, LLC	Services Rendered: Pre-IPO Funding
6,000,000	3/3/2014	Pathways Financial, LLC	Services Rendered: Consulting Services
12,000,000	3/3/2014	George C. Pell	Services Rendered: Business Development
500,000	3/3/2014	Mishe C. Harvey	Services Rendered: Business Development
375,000	3/3/2014	Lauren M. Pell	Services Rendered: Business Development
125,000	3/3/2014	Jeff K. Koranda	Services Rendered: Business Development
128,572	3/21/2014	Lambert Private Equity, LLC	2% Fee paid in Shares for Funding Agreement
125,000	4/18/2014	Kevin Pell	Services Rendered: Business Development
125,000	4/18/2014	Dave Krohe	Services Rendered: Business Development
5,000	6/4/2014	Manuel Serra	Individual Purchase: $4.00 per share
1,000	6/4/2014	Tara Coleman	Individual Purchase: $4.00 per share
2,500	6/4/2014	Robert Koranda	Individual Purchase: $4.00 per share
1,000	6/4/2014	Rene Hernandez	Individual Purchase: $4.00 per share
3,000	6/4/2014	Kathy Abbott	Individual Purchase: $4.00 per share
1,000	6/4/2014	Michael Arthur Wilcox	Individual Purchase: $4.00 per share
1,250	6/4/2014	James Blake	Individual Purchase: $4.00 per share
4,500,000	6/9/2014	George C. Pell	Services Rendered: Business Development
1,000,000	6/9/2014	Mishe C. Harvey	Services Rendered: Business Development
2,200	8/5/2014	Joseph T. Snyder	Individual Purchase: $4.75 per share
2,200	8/5/2014	S. Kathleen Daubel	Individual Purchase: $4.75 per share
1,000	8/5/2014	Douglas Geiger	Individual Purchase: $4.75 per share
25,248,722

As of August 6, 2014, K2 has issued 18,125,000 shares of common stock to principals of the Company for services rendered.

These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued as founders shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these recipients had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On February 21, 2014, the Company entered into a Private Equity Consulting Agreement (“Agreement”) with a consultant, to provide private equity consulting services to the Company. The agreement which ends February 20, 2015, requires the Company to pay the consultant $40,000 within seven days of the Company’s stock becoming registered and available for trading on a public exchange. In addition, upon the consummation of any transaction, as defined in the agreement, the Company shall pay the consultant a transaction fee in the amount of 6,000,000 shares of the Company’s common stock or a cash equivalent thereof in the sole discretion of the consultant.

Exhibits

Exhibit Number	Description	Status
3.1	Articles of Incorporation of K2 DESIGN & STRATEGY, INC., filed as an Exhibit to K2 DESIGN & STRATEGY, INC.’s Form S-1 (Registration Statement) filed on April 2, 2014 and incorporated herein by reference.	Filed
3.2	By-Laws of K2 DESIGN & STRATEGY, INC., filed as an Exhibit to K2 DESIGN & STRATEGY, INC.’s Form S-1 (Registration Statement) filed on April 2, 2014 and incorporated herein by reference.	Filed
5.1	Opinion of Novi & Wilkin regarding the legality of the securities being registered, filed as an Exhibit to K2 DESIGN & STRATEGY, INC.’s Form S-1 (Registration Statement) filed on April 2, 2014 and incorporated herein by reference.	Filed
23.1	Consent of Independent Auditor.	*
23.2	Consent of Novi & Wilkin, filed as an Exhibit to K2 DESIGN & STRATEGY, INC.’s Form S-1 (Registration Statement) filed on April 2, 2014	Filed
99.1	Form of Subscription Agreement, filed as an Exhibit to K2 DESIGN & STRATEGY, INC.’s Form S-1 (Registration Statement) filed on April 2, 2014.	Filed
99.2	Subscription Agreement between K2 DESIGN & STRATEGY, INC. and Lambert Private Equity LLC, dated April 4, 2014.	Filed
99.3	Private Equity Consulting Agreement between K2 DESIGN & STRATEGY, INC. and Pathway Financial, LLC dated February 21, 2014	Filed

* To be filed by amendment.

Undertakings

In this Registration Statement, we are including undertakings required pursuant to Rule 415 of the Securities Act and Rule 430C under the Securities Act.

Based on the above-referenced facts and in compliance with the above-referenced rules, we include the following undertakings in this Registration Statement:

A.  The undersigned Registrant hereby undertakes:

(1) To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the  Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

C. For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

D. Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

E. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto, duly authorized in the City of Palos Park, IL on August 6, 2014 .

K2 DESIGN & STRATEGY, INC.

By:

/s/ George C. Pell

George C. Pell

Director, Chief Executive Officer, President, and Principal Executive Officer

/s/ Miche C. Harvey

Miche C. Harvey

Director, Chief of Innovation and Strategy

Pursuant to the requirements of Securities Act of 1933, this registration statement was signed by the following persons in the capacities and the dates stated:

/s/ George C. Pell

George C. Pell

Director, Chief Executive Officer, President, and Principal Executive Officer

August 6, 2014

/s/ George C. Pell

George C. Pell

Chief Financial Officer, Principal Financial Officer, and Principal Accounting Officer

August 6, 2014

/s/ Mishe C. Harvey

Mishe C. Harvey

Director, Chief of Innovation and Strategy

August 6, 2014

/s/ Mishe C. Harvey

Mishe C. Harvey

Director and Cofounder

August 6, 2014